UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

StartEngine Crowdfunding, Inc.

(Exact Name of Registrant As Specified In Its Charter)

000-56415

(Commission File Number)

Delaware	46-5371570
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4100 West Alameda Avenue, 3rd Floor

Burbank, CA 91505

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 317-2200

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

None.

Securities registered under Section 12(g) of the Act:

Common Stock, $0.00001 par value

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On March 17, 2026, StartEngine Crowdfunding, Inc. (the “StartEngine” or “Company”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Vinovest, Inc., a privately-held company located in West Hollywood, California (“Vinovest”), Project Vineyard Acquisition Inc., a wholly-owned subsidiary of StartEngine (“Merger Sub”), Andrew Zhang, solely in his capacity as the representative, agent and attorney-in-fact of the Participating Stockholders (the “Stockholders’ Representative”), and the Participating Stockholders of Vinovest. The “Participating Stockholders” includes holders of Vinovest’s preferred stock, SAFE notes and common stock.

Pursuant to the Merger Agreement, StartEngine acquired Vinovest in a transaction in which Merger Sub merged with and into Vinovest, with Vinovest becoming a wholly-owned subsidiary of StartEngine (the “Merger”). Vinovest is a platform for fine wine and whisky investment.

Pursuant to the Merger Agreement, StartEngine will issue an aggregate of 8,750,000 shares of Common Stock of StartEngine to the Participating Stockholders of which 1,750,000 shares are held back for potential indemnification obligations and if not needed will be released to the Participating Shareholders on the 12-month anniversary of the closing. Any such held-back shares not required to satisfy such contingencies will be released to the Participating Stockholders on the 12-month anniversary of the closing.

The Merger Agreement includes customary representations, warranties and covenants of Vinovest and the Participating Stockholders as well as StartEngine and Merger Sub. The representations and warranties made by each party were made solely for the benefit of the other party and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties to the Purchase Agreement if those statements prove to be inaccurate; (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other party in disclosure schedules to the Purchase Agreement, and (iii) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

The Merger Agreement also contains post-closing indemnification provisions pursuant to which each Participating Stockholder severally and not jointly has agreed to indemnify the Company against losses resulting from certain events, including breaches of representations and warranties, covenants and certain other matters.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, which is filed as an Exhibit hereto and incorporated by reference in the Current Report on Form 8-K.

Item 2.01 Completion or Acquisition or Disposition of Assets

On March 17, 2026, the Company completed the acquisition of Vinovest, Inc. pursuant to the Merger Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

No pro forma financial statements depicting the acquisition of Vinovest are required to be included as the disposition does not exceed 20% significance under any of the three significance tests under Regulation S-X 1-02(w).

Item 7.01 – Regulation FD Disclosure

On March 23, 2026, StartEngine issued a press release in connection with the announcement of the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Merger Agreement dated March 17, 2026
99.1	Press release, dated March 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits to the Notes have been omitted from this Current Report on Form 8-K and will be furnished to the Securities and Exchange Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTENGINE CROWDFUNDING, INC.
(Registrant)

Date: March 23, 2026	By:	/s/ Howard Marks
Howard Marks
Chief Executive Officer and Director